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                                   EXHIBIT 11

                          AIRGAS, INC. AND SUBSIDIARIES

                         EARNINGS PER SHARE CALCULATIONS

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
                                                               Years Ended March 31,
(In thousands, except per share amounts)                  2004         2003         2002
                                                       ----------   ----------   ----------


Weighted Average Shares Outstanding:

     Basic shares outstanding                              72,800       70,500       68,100

     Stock options and warrants - incremental shares        1,900        1,800        1,800
                                                       ----------   ----------   ----------

     Diluted shares outstanding                            74,700       72,300       69,900
                                                       ==========   ==========   ==========

Earnings before the cumulative effect of a change
   in accounting principle                             $   80,192   $   68,105   $   48,585
Cumulative effect of a change in accounting
   principle                                                   --           --      (59,000)
                                                       ----------   ----------   ----------
Net earnings (loss)                                    $   80,192   $   68,105   $  (10,415)
                                                       ==========   ==========   ==========

Basic earnings (loss) per share:
 Earnings per share before the cumulative effect of
   a change in accounting principle                    $     1.10   $      .97   $      .71
 Cumulative effect per share of a change in
   accounting principle                                        --           --         (.86)
                                                       ----------   ----------   ----------
 Net earnings (loss) per share                         $     1.10   $      .97   $     (.15)
                                                       ==========   ==========   ==========

Diluted earnings (loss) per share:
 Earnings per share before the cumulative effect of
   a change in accounting principle                    $     1.07   $      .94   $      .69
 Cumulative effect per share of a change in
   accounting principle                                        --           --         (.84)
                                                       ----------   ----------   ----------
 Net earnings (loss) per share                         $     1.07   $      .94   $     (.15)
                                                       ==========   ==========   ==========
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